                                                                   EXHIBIT 10.11

Computer Motion, Inc.
March 18, 1997
Page 1



                                                                     [Exhibit A]

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.



$4,000,000                                                       March 19, 1997
Prime + 1%                                                   Goleta, California


                          SECURED CONVERTIBLE DEBENTURE


         FOR VALUE RECEIVED, the undersigned, COMPUTER MOTION, INC., a California corporation (hereinafter, together with its successors in title and assigns, called "Borrower"), promises and agrees to pay to the order of MEDTRONIC, INC., a Minnesota corporation, (hereinafter, together with its successors in title and assigns, called "Holder"), at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432 or such other address provided to Borrower by written notice, in immediately available funds on December 31, 1997, the principal sum of Four Million Dollars ($4,000,000) together with interest from the date hereof, compounded monthly, on the unpaid principal amount hereof at a per annum rate (computed on the basis of actual number of days elapsed in a 360-day year) equal to 1% in excess of the "prime" or "base" reference rate then in effect as announced by Norwest Bank Minnesota N.A. from time to time.

         The obligations of Borrower and the rights of Holder under and pursuant to this Debenture shall be subject to all of the following terms and conditions, and Borrower agrees to be bound by such terms and conditions:

         1. Payment of Principal and Interest. Unless converted pursuant to
Section 6 hereof and subject to acceleration pursuant to Section 5 hereof, the entire unpaid principal



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Computer Motion, Inc.
March 18, 1997
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amount of this Debenture, together with all accrued interest, shall be due and payable on December 31, 1997.

         2. Prepayment. Borrower may prepay any or all of the principal amount of this Debenture only if Borrower shall have given Holder written notice at least 60 days prior to such prepayment, specifying the date and amount of such prepayment. During such 60-day period, Holder shall have the opportunity to convert this Debenture pursuant to Section 6(b) below. All payments received by Holder shall be applied first to the payment of accrued but unpaid interest hereunder, then to reduction of principal hereunder until it is paid in full.

         3. Compounded Interest. All accrued but unpaid interest on this Debenture shall be compounded monthly and shall bear the same interest as the principal of this Debenture until such accrued interest is paid.

         4. Covenants. Borrower covenants and agrees that, so long as this Debenture is outstanding:

            (a) Definitions. For purposes of this Debenture, the following terms shall have the following meanings:

         "Capital Assets" shall mean fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         "Capital Expenditures" shall mean amounts paid or Indebtedness incurred by Borrower or any of its Subsidiaries in connection with the purchase or lease by Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on its balance sheet in accordance with generally accepted accounting principles.

         "Capitalized Leases" shall mean leases under which Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.



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March 18, 1997
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         "Distribution" shall mean the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of Borrower or any Subsidiary, as the case may be, other than dividends payable solely in shares of common stock of Borrower or any Subsidiary; the purchase, redemption, or other retirement of any shares of any class of capital stock of Borrower or any Subsidiary, directly or indirectly through a Subsidiary of Borrower or any Subsidiary or otherwise; the return of capital by Borrower or any Subsidiary to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of Borrower or any Subsidiary.

         "Event of Default" shall mean any event or condition identified as such in Section 5, and "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

         "Indebtedness" shall mean all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         "Investments" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, others, including without limitation, investments in joint ventures or limited partnerships. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c)



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Computer Motion, Inc.
March 18, 1997
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there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         "Subsidiary" shall mean any corporation, association, trust, partnership or other business entity of which Borrower shall at any time own, directly or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding stock or similar equity interest (however designated) entitled to vote for the election of a majority of the directors (or persons performing similar functions), or partnership or other equity interests therein.

            (b) Restrictions on Investments. Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                i) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

                ii) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                iii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; and

                iv) Investments by Borrower in Subsidiaries of Borrower existing on the date hereof or in wholly-owned Subsidiaries of Borrower created after the date hereof.



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March 18, 1997
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            (c) Restrictions on Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                i) Indebtedness to Holder arising under this Debenture or otherwise;

                ii) current liabilities of Borrower or such Subsidiary listed on Disclosure Schedule 4(c) attached hereto, or liabilities incurred in the ordinary course of business not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                iv) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                v) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                vi) obligations under Capitalized Leases not exceeding $1,000,000 in aggregate amount at any time outstanding; or

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March 18, 1997
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                vii) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property in the ordinary course of business by Borrower or such Subsidiary, provided that the aggregate principal amount of such Indebtedness of Borrower and its Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time.

            (d) Restrictions on Liens. Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, except as set forth on Disclosure Schedule 4(d) attached hereto; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that Borrower and its Subsidiaries may create or incur or suffer to be created or incurred or to exist:


                liens to secure taxes, assessments, other government charges and claims for labor, material or supplies not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                iii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 4(c);



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March 18, 1997
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                iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                v) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which Borrower or any of its Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of Borrower individually or of Borrower and its Subsidiaries on a consolidated basis;

                vi) liens existing on the date hereof and listed on Schedule 4(d) hereto;

                vii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 4(c)(vii), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired; and

                viii) liens in favor of Holder.

         Distributions; Use of Proceeds. Borrower will not make any Distributions other than Distributions, in an aggregate cumulative amount not in excess of $100,000 after the date hereof, made by Borrower in connection with stock repurchases in the event of the termination of the status of a stockholder as an employee, director or consultant of Borrower. No Subsidiary shall make any Distribution except to Borrower or a wholly-owned Subsidiary of Borrower. Borrower will use the $4,000,000 proceeds from the sale of this Debenture for product development and other general corporate purposes, but shall not use any such proceeds to repay any obligations outstanding under the Bridge Financing Agreements referenced in Schedule 4(c) hereto.



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March 18, 1997
Page 8

            (f) Change of Business. Borrower and its Subsidiaries shall not change the general character of its business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as normally conducted.

            (g) Merger, Consolidation and Disposition of Assets. Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any merger or consolidation, asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business) except
(i) the merger or consolidation of one or more of the wholly-owned Subsidiaries of Borrower with Borrower, or (ii) the merger or consolidation of two or more wholly-owned Subsidiaries of Borrower. Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of assets in the ordinary course of business, consistent with past practices.

            (h) Sale and Leaseback. Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Borrower or Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Borrower or Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

            (i) Capital Expenditures. Borrower will not make, or permit any of its Subsidiaries to make, Capital Expenditures in any fiscal year that exceed, in the aggregate, $1,600,000 for such fiscal year.

            (j) Financial Statements. Borrower will deliver to Holder:

                i) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by independent certified public accountants reasonably satisfactory to Holder;

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Page 9

                ii) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of Borrower and, in the case of the fourth fiscal quarter of Borrower, no later than ninety (90) days after the end of such fourth fiscal quarter, copies of the unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of Borrower that the information contained in such financial statements fairly presents the financial position of Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments) and that to such person's knowledge after due investigation Borrower is in compliance with all of the terms of this Debenture and that no event has occurred which constitutes an Event of Default or a Potential Default, and, if any such event has occurred, stating in reasonable detail the facts with respect thereto;

                iii) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Borrower; and

                iv) from time to time such other financial data and information (including accountants' management letters) as Holder may reasonably request.

            (k) Inspection of Properties and Books. Borrower will permit Holder, and any duly authorized employees or agents of Holder, to visit and inspect any of the properties of Borrower or any of its Subsidiaries, to examine the books of account of Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as Holder may reasonably request as may be reasonably necessary to protect Holder's interests as a creditor of Borrower under this Debenture; provided, that Holder and its employees and agents shall agree (i) to treat in confidence information gained from such inspections, examinations and discussions; (ii) not to disclose any such information to a third party (other than an assignee or



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Computer Motion, Inc.
March 18, 1997
Page 10


Holder's legal counsel and accountants), except as required by applicable Federal, State or municipal laws or regulations or by a court, administrative board or tribunal of competent jurisdiction; and (iii) not to make use of such information for purposes unrelated to the transactions contemplated in this Debenture.

            (l) Notice of Defaults. Borrower will promptly notify Holder in writing of the occurrence of any Potential Default or Event of Default hereunder.

            (m) Grant of Security Interest to Holder. Borrower shall grant to Holder a first-priority security interest in all of Borrower's intellectual property, including without limitation patents, patent applications, trademarks, copyrights, computer software, know-how, and trade secrets. Borrower shall execute all such agreements, documents and instruments as Holder deems necessary to create, perfect and maintain such first-priority security interest.

         5. Event of Default. The entire principal amount outstanding and all accrued but unpaid interest thereon shall, at the option of Holder, become immediately due and payable upon the occurrence of any of the following events (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (a) if Borrower shall fail to pay when due the entire unpaid principal amount of this Debenture, and all interest accrued thereon, which failure has not been cured within 30 days after such due date; or

            (b) if Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of Borrower or any of its Subsidiaries or of any substantial part of the assets of Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against Borrower or any of its Subsidiaries and Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein; or



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Page 11

            (c) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

            (d) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final (as to which the time for further appeals has expired or to which the appeals process has been exhausted) judgment against Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against Borrower or any of its Subsidiaries exceeds in the aggregate $50,000; or

            (e) if Borrower shall be in default under the terms of any indebtedness in excess of $250,000 or such other event has occurred and remains uncured for a period of thirty (30) days resulting in the acceleration of any indebtedness in excess of $250,000; or

            (f) if Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of Borrower or such Subsidiary having a fair market value in excess of $100,000; or

            (g) if Borrower shall fail to comply with any of its covenants contained in Section 4 hereof; or

            (h) if Borrower breaches any of its representations, warranties, covenants or agreements set forth herein or in the letter agreement dated as of the date hereof (the "Debenture Purchase Agreement") between Borrower and Medtronic, Inc. or the Security Agreement of even date herewith between Borrower and Medtronic, Inc. (the "Security Agreement").

            (i) the occurrence of any event designated as an Event of Default in the Debenture Purchase Agreement or the Security Agreement.

         6. Conversion into Common Stock.



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            (a) Upon the Closing of a "Qualified IPO", the entire principal amount of this Debenture, and all accrued interest thereon, shall automatically convert into shares of Common Stock at a per share conversion price equal to eighty percent (80%) of the per share public offering price of such Qualified IPO. For purposes of this Debenture, a "Qualified IPO" shall mean a firm commitment, underwritten public offering of the Common Stock registered under the Securities Act of 1933 on Forms S-1 or SB-2 (or comparable forms) having an aggregate public offering price of at least $5,000,000.

            (b) If either (i) Borrower has not filed a registration statement for a Qualified IPO within three months after the date hereof or has not completed a Qualified IPO by December 1, 1997, (ii) Borrower gives notice of prepayment pursuant to Section 2 hereof, or (iii) an Event of Default occurs, then, upon the occurrence of any event described in (i), (ii) or (iii) above, Holder may, in its discretion, by written notice (the "Conversion Notice") delivered by commercial express delivery service or mailed (registered or certified mail, postage prepaid) to Borrower at its principal office, elect to convert all or any part of the outstanding principal amount of this Debenture, and all interest accrued thereon to the date of the Conversion Notice, into shares of Common Stock at the per share price equal to eighty percent (80%) of a proposed IPO per share price established by an independent investment banker mutually acceptable to the parties. The Conversion Notice shall be accompanied by instructions specifying the name or names in which the shares of stock deliverable upon such conversion shall be registered, along with the addresses of the persons so named and, if required by Borrower, accompanied by a written instrument of transfer in form satisfactory to Borrower duly executed by Holder.

            (c) If, prior to conversion of this Debenture pursuant to (a) or (b) above, the parties execute the definitive agreements contemplated by the Debenture Purchase Agreement, then the entire principal amount of this Debenture, and all accrued interest thereon, shall automatically convert into shares of Common Stock at a per share conversion price equal to eighty percent (80%) of a proposed IPO per share price established by an independent investment banker mutually acceptable to the parties.

         7. Common Stock Issued on Conversion. As promptly as practicable after the surrender of this Debenture for conversion, Borrower shall deliver to Holder, or to such person or persons as designated by Holder in the Conversion Notice, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock



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Page 13

into which this Debenture is to be converted in such name or names as are specified in the Conversion Notice, together with any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Debenture shall have been surrendered for conversion, so that the person entitled to receive the shares of Common Stock upon conversion shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time and the conversion shall be at the Conversion Price in effect at the time.

         8. Anti-dilution Adjustments.

            (a) If Borrower completes an initial public offering within 12 months after conversion of this Debenture pursuant to Subsection 6(b) or (c) at a per share public offering price less than the conversion price at which this Debenture was converted (adjusted for stock splits, combinations and/or stock dividends), then Borrower shall promptly issue to Holder, for no additional consideration, such number of additional shares of Common Stock as necessary to cause the quotient of (i) the aggregate principal amount of this Debenture and accrued interest thereon, divided by (ii) the sum of the shares of Common Stock issued on such prior conversion hereof plus the number of shares of Common Stock issued under this Section 8(a), to equal such per share public offering price.

            (b) If any capital reorganization or reclassification of the capital stock of Borrower, or consolidation or merger of Borrower with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall hereafter have the right to receive upon the basis and upon the terms and conditions specified in this Debenture and in lieu of the shares of the Common Stock into which this Debenture was immediately theretofore convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock into which this Debenture was immediately theretofore convertible had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares into which this Debenture may be converted) shall thereafter



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be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. Borrower shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than Borrower) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder hereof at the last address of such holder appearing on the books of Borrower, the obligation to deliver to such holder such shares of stock, securities or assets into which, in accordance with the foregoing provisions, such holder may be entitled to convert this Debenture.

            (c) Upon any adjustment of the Conversion Price, then and in each such case, Borrower shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Debenture at the address of such holder as shown on the books of Borrower, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares into which this Debenture may be converted, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         9. Authorization and Reservation of Shares. Borrower covenants and agrees that all Common Stock which may be issued upon conversion of this Debenture will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Borrower further covenants and agrees that Borrower will at all times have authorized, and reserved for the purpose of issue upon conversion hereof, a sufficient number of shares of its Common Stock to provide for the conversion of this Debenture.

         10. Registration Rights. The shares of Common Stock issued upon conversion hereof shall have the registration rights set forth in the Registration Agreement, as amended by Amendment No. 3 attached hereto as Exhibit
A. Borrower shall use its best efforts to obtain all necessary consents and signatures to Amendment No. 3 within 15 business days after the date hereof. If Amendment No. 3 has not been fully consented to and executed within 15 business days after the date hereof, Medtronic shall have registration rights identical to those set forth in such Registration Agreement, for purposes of which the shares of Common Stock issued upon conversion hereof and any additional shares purchased by Medtronic pursuant to the "Additional Minority Investment" section of the Principal Terms

Computer Motion, Inc.
March 18, 1997
Page 15

attached as Exhibit C to the Debenture Purchase Agreement shall constitute the only "Registrable Securities" thereunder.

         11. Common Stock. As used herein, the term "Common Stock" shall mean and include Borrower's presently authorized shares of common stock and shall also include any capital stock of any class of Borrower hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of Borrower.

         12. No Voting Rights. This Debenture shall not entitle the holder hereof to any voting rights or other rights as a shareholder of Borrower.

         13. Exercise or Transfer of Debenture or Resale of Common Stock. Holder, by acceptance hereof, agrees to give written notice to Borrower before transferring this Debenture, in whole or in part, or transferring any shares of Common Stock issued upon the conversion hereof, of Holder's intention to do so, describing briefly the manner of any proposed transfer. If Holder so elects, it may, or if Borrower reasonably requests, it shall, at its own expense, include an opinion of counsel reasonably satisfactory to Borrower that (i) the proposed transfer may be effected without registration or qualification under the Securities Act of 1933, as amended (the "Act") and any applicable state securities or blue sky laws, or (ii) the proposed transfer has been registered under such laws. If the notice is not accompanied by such an opinion of counsel, then promptly upon receiving such written notice, Borrower shall present copies of the written notice thereof to counsel to Borrower. If in the opinion of such counsel the proposed transfer (i) may be effected without registration or qualification under the Act and any applicable state securities or blue sky laws, or (ii) has been registered under such laws, Borrower, as promptly as practicable, not exceeding 20 days after Borrower receives such notice, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Debenture or to dispose of the shares of Common Stock received upon the previous exercise of this Debenture, all in accordance with the terms of the notice delivered by such holder to Borrower, provided that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to Borrower to prevent further transfer which would be in violation of
Section 5 the Act and applicable state securities or blue sky laws.

         If in the opinion of counsel to Borrower or other counsel reasonably acceptable to Borrower the proposed transfer of this Debenture or the shares described in the written notice

Computer Motion, Inc.
March 18, 1997
Page 16

given pursuant to this Section 13 may not be effected without registration of this Debenture or the shares of Common Stock issued on the exercise hereof, Borrower shall promptly give written notice thereof to the holder hereof not exceeding 20 days after Borrower receives such notice, and Holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

         14. Certain Notices. Holder shall be entitled to receive from Borrower immediately upon declaration thereof and at least five (5) days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or if no record date is set, prior to the event), written notice of any event which could require an adjustment pursuant to Section 8 hereof or would require notice to or a vote of the holders of Common Stock. Any notice required or permitted to be given shall be delivered or sent by commercial express delivery service or certified or registered mail, addressed (a) if to the holder of this Debenture or the shares issued upon exercise thereof, at Holder's address as shall have been furnished by the holder to Borrower in writing, or
(b) if to Borrower, to Computer Motion, Inc., 130-B Cremona Drive, Goleta, CA 93117, Attention: President, or such other address as the parties shall have furnished to the other in the manner set forth above.

         15. Remedies. When any Event of Default has occurred and is continuing, Holder shall have the option to declare the unpaid principal balance hereof and all accrued and unpaid interest thereon (through the date of full payment hereof) to be immediately due and payable. In addition, Holder shall have and may exercise all other rights and remedies permitted by law.

         16. Board Representative.

              (a) So long as the Debenture remains outstanding and, if the Debenture is converted, thereafter so long as Medtronic, Inc. (together with its affiliates, "Medtronic") owns at least 50% of the shares of Common Stock issued upon such conversion, Borrower shall permit Medtronic to designate one representative reasonably acceptable to Borrower as an observer to, or if Medtronic so elects as a member of, Borrower's Board of Directors (the "Board"). If Medtronic's representative has a change in employment responsibilities or ceases to be employed by Medtronic, Medtronic shall be entitled to designate a replacement for its representative. Medtronic's representative shall receive all notices, documents, and other information in the same time and manner as such information is supplied to members of the Board.

Computer Motion, Inc.
March 18, 1997
Page 17

         Borrower shall make reasonable efforts to permit Medtronic's representative to participate in or observe Board meetings by telephone if such representative is unable to attend in person. Borrower agrees to pay the reasonable expenses incurred by Medtronic's representative in connection with attending Board meetings as a member of (but not as an observer to) the Board if and to the extent that Borrower pays any expenses of any other member of the Board.

              (b) So long as Medtronic has the right to have a representative to the Board pursuant to (a) above and does not elect to have such representative become a member of the Board, Medtronic shall receive from Borrower notices of all meetings of the Board, including without limitation telephonic meetings, and Medtronic shall receive, with such limitations provided herein, any materials distributed for such meeting, and may send one representative to such meetings.

              (c) Notwithstanding the foregoing subsection (a) and (b), Borrower may require as a condition precedent that such Medtronic's representative proposing to attend any meeting of the Board shall agree to hold in confidence and trust, and to act in a fiduciary manner if such individual is a member of the Board with respect to all information so received during such meetings and may require that such representative sign a confidentiality agreement with Borrower and; provided, further, that Borrower reserves the right not to provide information and to exclude such representative from any meeting or portion thereof if attendance at such meeting by such representative or dissemination of any information at such meeting to such representative would, in the good faith judgment of the Board, would compromise or adversely affect the attorney-client privilege between Borrower and its counsel, or would, in the good faith judgment of the Board, result in a conflict of interest situation. In no event shall any provision of this Section waive any obligation of confidentiality to Borrower owed by any such representative or Medtronic.

              (d) Unless Medtronic elects to have its designee to act as a non-voting observer to the Board, the Board agrees to nominate Medtronic's designee for election to the Board and Borrower agrees to use its best efforts to cause Medtronic's designee to be so elected.

              (e) Medtronic's rights pursuant to this Section 16 shall terminate upon the closing of a Qualified IPO.

Computer Motion, Inc.
March 18, 1997
Page 18

         17. Miscellaneous.

              (a) Upon default in its obligations hereunder, Borrower shall pay the costs, including reasonable attorneys' fees, of the holder of this Debenture in the pursuit of such holder's remedies hereunder.

              (b) Borrower hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Debenture.

              (c) No delay or failure on the part of Holder in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of such right or remedy or of any other right or remedy, and no single or partial exercise by Holder of any such right or remedy shall preclude or estop another or further exercise thereof or exercise of any other right or remedy. No waiver by Holder shall be effective unless in writing signed by Holder or, if more than one Holder, by a majority in principal amount of the Debenture. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

              (d) No amendment, modification or waiver of any provision of this Debenture shall be effective unless he same shall be in writing and signed by the holder hereof.

              (e) This Debenture shall be governed by and construed in accordance with the laws of the State of Minnesota.

              (f) If any provision or application of this Debenture is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Debenture shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

              (g) This Debenture, the Debenture Purchase Agreement, and the Security Agreement contain the entire agreement between the parties hereto with

Computer Motion, Inc.
March 18, 1997
Page 19

         respect to the subject matter hereof, shall supersede any prior oral negotiations or agreements, and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

              (h) Section headings in this Debenture are for convenience of reference only and shall not govern the interpretation of any of the provisions hereof.

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed by its authorized officers and dated as of the date stated above.



ATTEST:                                         COMPUTER MOTION, INC.



By:________________________________       By:_______________________________


    Its:___________________________          Its:___________________________



Attachments:
         Disclosure Schedule 4(c)
         Disclosure Schedule 4(d)
         Exhibit A - Amendment No. 3 to Registration Agreement

652747